UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _____________________________________________________________________________
FORM 8-K
_____________________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 27, 2020
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Schneider National, Inc.
(Exact Name of Registrant as Specified in Charter)
_____________________________________________________________________________

Wisconsin	001-38054		39-1258315
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)
3101 South Packerland Drive	Green Bay	WI	54313
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (920) 592-2000
(Former Name or Former Address, if Changed Since Last Report)

Title of each class	Trading Symbol	Name of each exchange on which reported
Common Stock, no par value	SNDR	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.    Submission of Matters to a Vote of Security Holders.
On April 27, 2020, Schneider National, Inc. (the "Company") held its annual meeting of shareholders (the "Annual Meeting"). At the Annual Meeting, the Company's shareholders voted on the following proposals:

•	The election of ten directors, each to serve until the next annual meeting and until his or her successor is duly elected and qualified;

•	The ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020; and

•	An advisory vote to approve the compensation of the Company's named executive officers.
As of the February 18, 2020 record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting, 83,029,500 shares of the Company's Class A common stock were outstanding and eligible to vote with an aggregate of 830,295,000 votes; and 94,090,966 shares of the Company's Class B common stock were outstanding and eligible to vote with an aggregate of 94,090,966 votes. Approximately 98.47% of all votes were represented at the Annual Meeting in person or by proxy. The following are the final votes on the matters presented for shareholder consideration at the Annual Meeting:
Election of Directors
The shareholders elected the individuals named in the table below as directors to serve until the next annual meeting and until their successors are duly elected and qualified. The results of the vote were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Mary P. Deprey	884,206,521	18,100,506	7,933,889
James R. Giertz	885,138,528	17,168,499	7,933,889
Adam P. Godfrey	882,763,782	19,543,245	7,933,889
Robert W. Grubbs	884,942,624	17,364,403	7,933,889
Robert M. Knight, Jr.	902,137,945	169,082	7,933,889
Mark B. Rourke	890,097,930	12,209,097	7,933,889
Paul J. Schneider	901,767,994	539,033	7,933,889
Daniel J. Sullivan	882,675,825	19,631,202	7,933,889
John A. Swainson	890,096,689	12,210,338	7,933,889
James L. Welch	885,139,021	17,168,006	7,933,889
Ratify Appointment of Deloitte & Touche LLP for 2020
The shareholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2020. The results of the vote were as follows:

Votes For	Votes Against	Abstentions
909,547,410	583,818	109,688
Advisory Vote to Approve Executive Compensation
The shareholders approved the compensation of the Company's named executive officers as disclosed in the proxy statement. The results of the advisory vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
901,453,589	752,648	100,790	7,933,889

ITEM 8.01.    Other Events.
On April 29, 2020, the Company announced that on April 27, 2020, its Board of Directors approved a quarterly cash dividend for the second fiscal quarter of 2020 in the amount of $0.065 per share to holders of the Company's Class A and Class B common stock. The dividend is payable to the Company's shareholders of record at the close of business on June 12, 2020, and is expected to be paid on July 9, 2020.

ITEM 9.01.    Financial Statements and Exhibits.

(d)    Exhibits. The following exhibit is being furnished herewith:

Exhibit No.    Description of Exhibit
99.1        Press Release dated April 29, 2020
104        The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2020	SCHNEIDER NATIONAL, INC.

By:	/s/ Thomas G. Jackson
Name:	Thomas G. Jackson
Title:	Executive Vice President, General Counsel and Corporate Secretary